                                                                 EXHIBIT 10.4

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [*****]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION



               DEVELOPMENT, MARKETING AND DISTRIBUTION AGREEMENT



                            MATHESON TRI-GAS, INC.

                                      AND

                          PROTON ENERGY SYSTEMS, INC.



                         DATED AS OF NOVEMBER 10, 1999

_____________________________________________________________________________

               DEVELOPMENT, MARKETING AND DISTRIBUTION AGREEMENT

     This Development, Marketing and Distribution Agreement, dated as of November 10, 1999 (this "Agreement"), by and between Matheson Tri-Gas, Inc., a Delaware corporation, with its principal place of business at 959 Route 46 East, Parsippany, New Jersey 07054 ("Matheson"), and Proton Energy Systems, Inc., a Delaware corporation, with its principal place of business at 50 Inwood Road, Rocky Hill, CT 06067 ("Proton", and collectively with Matheson, the "Parties").


                                   RECITALS

     1. Proton has developed a technology for the generation of hydrogen gas (the "Technology");

     2. Proton desires to design, develop and manufacture the Systems (as herein defined) using the Technology, and sell the Systems to Matheson for distribution in the Field of Use (as herein defined), all on the terms set forth in this Agreement; and

     3. Matheson desires to select commercial names and design trademarks and trade dress for the Systems, and to acquire certain rights to purchase and distribute the Systems in the Field of Use (as herein defined), all on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the Parties agree as follows:


1.   Definitions.
     -----------

     "Bankruptcy", as to a Person, means an occurrence in which (a) a receiver is appointed for such Person or its property; (b) such Person makes an assignment for the benefit of its creditors; (c) any proceedings are commenced by, for or against such Person under any bankruptcy, insolvency or debtor's relief law; or (d) such Person is liquidated or dissolved.

     "Conference" means the "Pittsburgh Conference" taking place in New Orleans, LA during calendar year 2000 at which Matheson intends to introduce the Initial Models of the Systems to the market.

     "Exclusivity Period" means the period during which Matheson has exclusive rights to sell the Systems as described in Section 2.2(a) hereof.

     "Field of Use" means the worldwide use solely in laboratory applications, but excluding laboratory applications involving hydrogen generation for fuel cells, meteorology, transportation, energy production, generation, storage, transmission, power or other energy-related activity.

*****CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.*****

     "Force Majeure Act" means acts of God, floods, fires, explosions, storms, transportation difficulties, strikes, lockouts, or other industrial disturbances, wars, or any law, rule or action of any court or instrumentality of the federal or any state government or any other cause or causes beyond its reasonable control whether similar or dissimilar to those above stated, provided only that the same is not willfully done or brought about for the purpose of excusing failure or omission to perform under this Agreement.

     "Governmental Authority" means any federation, nation, state, sovereign or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government; provided, however, that the term "Governmental Authority" shall not
            --------  -------
include any arbitral tribunal chosen pursuant to Section 12 of this Agreement.

     "Initial Models" means the 300 cc/min and 600 cc/min models of the Systems described in the Specifications.


     "Minimum Purchase Requirements" means (a) from the date of this Agreement to December 31, 2000, at least 350 units of the Systems purchased by Matheson from Proton, (b) during calendar year 2001, at least 925 units of the Systems purchased by Matheson from Proton, and (c) during calendar year 2002 and each calendar year thereafter during the term of this Agreement, at least 1,000 units of the Systems purchased by Matheson from Proton; provided, however, that if
                                                  --------  --------
Proton has not made the Initial Models of the Systems commercially available prior to [*****], so as to allow Matheson to introduce the Systems to the market at the Conference or if Proton has not made the Remaining Models of the Systems commercially available prior to [*****], then so long as such failure is not caused by Matheson, the foregoing minimum requirements applicable to periods prior to December 31, 2001 (i) shall cease to be applicable to Matheson and (ii) shall be revised by the Parties in good faith. If the Parties do not agree on revised minimum requirements in accordance with the foregoing sentence, the matter may be submitted to binding arbitration in accordance with Section 12 of this Agreement.

     "Person" means any individual, firm, corporation, partnership, limited liability company, trust, association or entity of any kind.

     "Plant" shall mean Proton's plant or facility at which manufacture of the Systems shall occur. Such plant currently is located at Proton's principal executive offices in Rocky Hill, Connecticut.

     "Proprietary Information" of a Person means (a) all inventions, designs, processes, materials, trade secrets, know-how and ideas of such Person, including without limitation, as applicable, designs, drawings, specifications and technical information with respect to the Systems and component parts thereof; (b) non-public financial information concerning such Person; (c) such Person's research and development, pricing, new product and marketing plans and customer lists or information, unless and until publicly announced; (d) the terms and conditions of this Agreement; and (e) any other information designated as confidential by such Person in writing; provided, that no oral communications
                                           ---------
shall be deemed confidential unless confirmed in writing to be so within twenty
(20) days of the time such information is orally communicated, and provided
                                                                   --------
further, that Proprietary Information shall not include any information that:
--------
(i) is or becomes known to the general public or the industry in which the Parties hereto do business without fault or breach on the part of the receiving Person; (ii) the disclosing Person customarily provides to others without restriction on disclosure; or (iii) the receiving Person obtains from a third Person without breach of any nondisclosure obligation.

     "Purchase Order" means a signed agreement on a standard form between Proton and Matheson for supply of the Systems. Such Purchase Order shall designate, at a minimum, the method of delivery, delivery date and the models and quantity of Systems ordered.

     "Remaining Models" means the 80 cc/min and 2 liter/min models of the Systems described in the Specifications.

     "Systems" means the four high purity hydrogen generation products to be developed by Proton pursuant to this Agreement in accordance with the Specifications, each having a flow rate capacity of 10 standard cubic feet per hour ("scfh") or less and bearing the trade dress, commercial names and trademarks developed, designed, selected and owned by Matheson as hereinafter provided.

     "Specifications" means the specifications for the Systems set forth in
Schedule 1 hereto.
----------

2.   Appointment.
     -----------

     2.1  Development Responsibilities.  Proton shall design, develop
          -----------------------------
and manufacture the Systems substantially in accordance with the Specifications. Matheson shall select commercial names and design the trademarks and trade dress for the Systems, and supply Proton such names, trademarks and trade dress designs for use in the manufacturing of the Systems.

     2.2  Grant of Rights; Acceptance of Grant. Proton hereby grants to
          ------------------------------------
Matheson (a) the exclusive right during the term of this Agreement to (i) procure the Systems as manufactured by Proton and to sell, promote, advertise, exploit, market and distribute the

*****CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.*****

Systems in the Field of Use, each upon the terms and conditions set forth herein; and (ii) make applications with relevant Governmental Authorities for approval of the Systems as needed; (b) the non-exclusive right to take the actions described in (a) above outside the Field of Use, subject to any limitations that Proton may impose due to exclusive rights Proton has granted to other parties in accordance with the terms hereof, and (c) the right to develop and solely own a Matheson commercial name/trademark for the Systems and/or series of Systems. The rights described in Section 2.2(a) shall be exclusive only so long as Matheson meets the Minimum Purchase Requirements. Proton shall have the right, at any time upon written notice thereof to Matheson, to limit or terminate the non-exclusive rights described in Section 2.2(b) if and to the extent that Proton grants exclusive rights to third parties outside the Field of Use with respect to hydrogen generation products having a flow rate capacity of 10 scfh or less. Matheson hereby accepts the grants made by Proton under this
Section 2.2.

     2.3  Exclusivity.
          -----------

          2.3.1 Proton shall not at any time, whether during the term of this Agreement or at any time following termination thereof, sell to third parties hydrogen generation equipment having the same trade dress as the Systems or otherwise having an exterior package design which is confusingly similar to that of the Systems such that a purchaser might reasonably infer that such equipment is one of the Systems or from the same line of products as the Systems. Proton may sell directly or grant exclusive or non-exclusive rights to third parties outside the Field of Use as to other equipment in the 10 scfh or under size range.

          2.3.2 During the Exclusivity Period, Proton (a) shall not sell, market, distribute or sublicense any of the Systems to any Person other than Matheson, and (b) shall promptly refer and forward to Matheson any inquiries it receives regarding sales, marketing or distribution of Systems in the Field of Use.

          2.3.3 Beginning on the date of commercial availability of the
Systems and throughout the term of this Agreement, Matheson will not sell or distribute any hydrogen generation systems or products having a flow rate capacity of 10 scfh or less other than the Systems purchased from Proton pursuant to this Agreement; provided, however, that upon termination of the
                            --------  -------
Exclusivity Period, Matheson may elect to purchase the right to distribute or sell other hydrogen products having a flow rate capacity of 10 scfh or less by giving written notice of such election to Proton within sixty (60) days following the termination of the Exclusivity Period, accompanied by payment in an amount equal to [*****] for each year that Matheson has satisfied the Minimum Purchase Requirements prior to the termination of the Exclusivity Period.

               2.3.4 Following the termination of the Exclusivity Period, Proton shall not grant exclusive rights (but may grant non-exclusive rights) to any third party in the Field of Use during the term of this Agreement with respect to the distribution or sale of hydrogen generation systems or products having a flow rate capacity of 10 scfh or less. In the event that Matheson ceases to meet the Minimum Purchase Requirements at any time during the term of this Agreement, and later again meets the Minimum Purchase Requirements, the rights granted by Proton to Matheson shall again become exclusive only at Proton's discretion and subject to any rights which Proton may have granted in the interim.

     2.4       Sub-Distributors.  Matheson may appoint subdistributors, sales
               ----------------
representatives and Persons to sell, promote, advertise, exploit, market or distribute products containing the Systems in the Field of Use on terms and conditions consistent with the provisions of this Agreement, provided, that
                                                             --------
Matheson shall at all times remain responsible for the performance of such Persons, including without limitation those relating to exclusivity and to the use and disclosure of Proprietary Information.

     2.5       Configuration Changes.  The Parties contemplate that initially
               ---------------------
there will be four (4) different configurations of Systems, as reflected in the Specifications. Matheson may request that Proton design and manufacture additional configurations for purchase by Matheson hereunder, so long as (a) such additional configuration(s) are for sale and distribution in the Field of Use and have a flow rate capacity of 10 scfh or less, and (b) Matheson (i) describes the reason for the additional configuration(s) (e.g., the opportunity for volume growth, or the minimization of volume decline due to product obsolescence) and (ii) procures Proton's approval therefor. If Proton does not grant such approval, Matheson may pursue other sources to design and manufacture hydrogen generation systems having the applicable configurations without regard to any restrictions contained in Section 2.3 of this Agreement; provided that
                                                                --------
Matheson shall not disclose any Proprietary Information of Proton to such other sources and such other sources shall not use the Technology or any Proprietary Information of Proton in connection with the design or manufacture of such equipment or otherwise.

     2.6       No Implied Rights.  Except as is explicitly set forth in Section
               -----------------
2.1, nothing in this Agreement shall be construed as granting Matheson any rights in or to any intellectual property of Proton or of restricting Proton's rights with respect to its intellectual property, including, but not limited to, Proton's right to grant exclusive or non-exclusive rights to third parties outside the Field of Use as to other equipment in the 10 scfh or under size range. Furthermore, nothing herein shall be construed as granting Matheson rights in or to any improvements to the Systems.

3.   Purchases and Purchase Order Procedure.
     --------------------------------------

*****CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.*****

     3.1       Orders and Forecasts.  On or before December 31, 1999 and not
               --------------------
less than fifteen days prior to the first day of each calendar quarter thereafter, (15 March, 15 June, 15 September, 15 December) Matheson shall submit to Proton the following:

               (a) A firm, irrevocable written Purchase Order for the Systems to be purchased by Matheson each month during the subject calendar quarter specifying the quantities of each model of the Systems to be purchased. All such Purchase Orders shall be for at least [*****] of the quantities listed in the Forecast submitted during the preceding quarter, and during the Exclusivity Period all such Purchase Orders shall cover a minimum of [*****] of the then applicable annual Minimum Purchase Requirements. Proton shall not be required to accept or fill (a) any Purchase Order to the extent such Purchase Order exceeds (i) [*****]of the quantities estimated in the Forecast for the subject quarter submitted by Matheson prior to the beginning of the calendar quarter then ended, or (ii) [*****] of the largest quantities purchased by Matheson during any previous calendar quarter during the term of this Agreement; or (b) any supplemental or additional Purchase Order which is submitted during any quarter after the initial purchase order for the subject quarter is placed. In no event shall Proton be required to accept or fill any Purchase Order submitted by Matheson pursuant to this Agreement unless all amounts payable to Proton hereunder have been paid in full when due. This Agreement and the terms and conditions hereof shall prevail over any inconsistent or additional terms set forth in any Purchase Order.

               (b) With the submission of each Purchase Order, Matheson shall provide a quarterly written forecast of Systems required ("Forecast") for the subsequent three calendar quarters following the purchase order period. Such Forecast shall indicate the number of units required by System type for each quarter. At any time during the term of this Agreement, if Matheson plans to place Purchase Orders for the Systems in quantities which vary significantly from those set forth in its most recent Forecast, then Matheson shall use reasonable efforts to update such Forecast sufficiently in advance to enable Proton to timely fill all purchase orders placed. Each Forecast shall supersede the terms of the prior Forecast, provided, that no Forecast shall vary the terms of
                              --------
                    any purchase order without the written consent of Proton (which consent shall not be unreasonably withheld).

*****CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.*****

     3.2       Shipment Dates.  Systems purchased by Matheson hereunder shall be
               --------------
shipped and delivered to Matheson on a monthly basis on or before the last day of each calendar month in accordance with the provisions of Section 3.4 below. Proton will use best efforts to meet the shipment dates for each accepted Purchase Order, but will not be liable for failure to do so (a) due to a Force Majeure Act or (b) so long as Matheson is not in compliance with Section 4.3 relating to payment of the purchase price, or (c) to the extent the quantities of the Systems requested in such Purchase Order exceed [*****] of the Forecast for the subject month submitted by Matheson prior to the end of the previous calendar quarter or [*****] of the largest quantity of Products purchased by Matheson during any previous calendar quarter.

     3.3       Packaging and Shipment; Risk of Loss.  Proton will package the
               ------------------------------------
Systems using packaging materials supplied by Matheson and ship the Systems in accordance with Matheson's reasonable shipping instructions, which shall provide for shipping in a manner consistent with industry practices. Matheson shall provide, at its sole cost and expense, all packaging materials for all Systems covered by each Purchase Order, which packaging materials (including, without limitation, product manuals and literature to be included with each unit) shall be delivered to the Plant (or such other location as Proton may designate in writing) at least thirty (30) days prior to the delivery date for such Systems as specified in the applicable Purchase Order. All shipments of the Systems will be F.O.B. Proton's Plant or such other location as Proton may elect as specified in Proton's order acceptance. Proton will ship the Systems to Matheson to such reasonable locations as are designated in writing by Matheson to Proton and in the manner designated by Matheson. The risk of loss of or damage to any Systems ordered by Matheson and shipped by Proton will pass to Matheson upon Proton's tender of delivery to the carrier for shipment.

     3.4       Shipment and Claim Expenses.  Matheson shall pay all costs of
               ---------------------------
packaging materials, transportation, insurance, duties, taxes, export and import fees, customs brokerage and similar charges. Matheson, at its expense, shall make and negotiate any claims against any carrier, insurer, customs broker, freight forwarder or customs collector. Proton shall use reasonable efforts to cooperate in any such claim, at Matheson's cost and expense.

     3.5       Verification and Delivery.  Matheson (or Matheson's agent) shall,
               -------------------------
within five (5) business days after delivery of Systems, inspect the Systems. In the event that either Matheson or Matheson's agent shall determine that a batch is deficient, Matheson shall deliver to Proton a written report (a "Non-Conformity Report") notifying Proton of any non-fulfillment of any of the terms of a Purchase Order or the Specifications. The failure of Matheson to deliver a Non-Conformity Report to Proton within five (5) business days after the delivery of the Systems shall be deemed to be an irrevocable acceptance by Matheson of the Systems so delivered by Proton. Upon receipt by Proton of a Non-Conformity Report, Proton shall within five (5) business days of such receipt investigate the alleged non-conformity. If Proton agrees that the material supplied fails to conform to the terms of this Agreement, Proton shall repair or replace the non-conforming Systems within fifteen (15) business days after its receipt of the Non-Conformity Report. If Proton shall disagree with Matheson's Non-Conformity Report, the matter shall be resolved in accordance with Section 12 hereof.

     3.6       Delays.  Reasonably promptly after Proton becomes aware of a
               ------
possible delay in shipment of Systems, it shall (a) notify Matheson in writing as to such delay and the cause thereof, (b) inform Matheson of the measures it will initiate in order to minimize the delay and (c) state a revised delivery date. At that time, Matheson will advise Proton of the quantity of Systems required by expedited delivery in order for Matheson to meet its commitments to customers, and Proton shall, at its sole expense, use commercially reasonable efforts to arrange for such expedited delivery. To the extent that Matheson's notice to Proton shall not require such expedited delivery, any Systems not delivered on an expedited basis may be delivered in accordance with the regular shipment instructions applicable to Purchase Orders. Nothing in this Section shall be construed as a cure for, an acceptance of any cure for, or a waiver of any breach by Proton of this Agreement.

4.   Prices.
     ------

     4.1        Purchase Price.  The prices of the Systems sold to Matheson
                --------------
hereunder shall be as follows:

                    4.1.1. Initial Prices. The initial prices of the Systems
                           --------------
sold to Matheson hereunder (the "Initial Price") shall be as set forth on
Schedule 2 attached hereto, which prices shall be subject to adjustment as provided in Section 4.1.2 below.

                    4.1.2. Price Increases. Proton shall have the right, on
                           ---------------
an annual basis effective as of January 1 of each year during the Exclusivity Period, to increase the prices of any or all models of the Systems sold to Matheson hereunder. Proton shall give written notice to Matheson of any price increases effected hereunder at least six (6) months prior to the date on which such price increases are to become effective. If any proposed price increase is unacceptable to Matheson, Matheson shall so notify Proton in writing (the "Price Increase Rejection Notice") within ten (10) days following its receipt of notice of the proposed increase from Proton, and the Parties shall negotiate with one another to attempt to establish mutually agreeable pricing for the Systems. If the Parties are unable to agree upon pricing within twenty (20) days following Proton's receipt of the Price Increase Rejection Notice from Matheson, either Party may terminate this Agreement effective as of December 31 of the subject year by giving written notice of termination to the other Party at least forty-five (45) days prior to the effective date of termination.

     4.2  Payment of Purchase Price.  Payment of the purchase price for Systems
          -------------------------
delivered by Proton shall be net cash thirty (30) days after the date of the invoice therefor. All payments shall be in United States dollars unless the Parties agree in writing to the contrary.

5.   Obligations of Proton.
     ---------------------

     5.1  Regulatory.  Proton shall manufacture the Systems in accordance with
          ----------
all applicable laws, rules and requirements of Governmental Authorities of the United States.

     5.2  Insurance.  During the term of this Agreement, to the fullest extent
          ---------
permitted by law, Proton shall maintain, at its own expense, with a responsible insurance carrier, a product liability insurance policy with respect to the Systems and the manufacturing thereof, in an amount of not less than US$1,000,000 for each occurrence of death or bodily injury, with deductibles of not more than US$100,000 per occurrence. Matheson shall be named an additional insured under such policy, and such policy shall contain a provision requiring at least fifteen (15) days prior written notice to Matheson prior to any termination, expiration or material reduction in coverage of such policy. From time to time upon reasonable request by Matheson, Proton will promptly furnish or cause to be furnished to Matheson evidence in form and substance reasonably satisfactory to Matheson of the maintenance of the insurance required by this Section.

6.   Obligations of Matheson.
     -----------------------

     6.1  Conduct of Business.  In order that the relationship contemplated by
          -------------------
this Agreement shall be mutually advantageous, and in recognition of the particular expertise and commitment necessary to market Systems properly, Matheson covenants and agrees with Proton as follows:

          6.1.1 Matheson shall (a) avoid deceptive, misleading or unethical practices that are or might be detrimental to Proton or the public; (b) make no false or misleading representations with regard to Proton or the Systems; (c) not publish or employ or cooperate in the publication or employment of any misleading or deceptive advertising material; (d) make no representations or guarantees to customers or to the trade with respect to the specifications, features or capabilities of the Systems that are inconsistent with the literature distributed or approved by Proton; and (e) not knowingly sell the Systems to any organization that engages in illegal or deceptive trade practices with respect to the Systems.

          6.1.2 Matheson shall comply in all material respects with all applicable laws and regulations in performing its duties hereunder and in any of its dealings with respect to the Systems and be solely responsible for all expenses and claims relating to such compliance.

     6.2  Packaging Materials.  Matheson shall ensure that any and all packaging
          -------------------
materials, commercial names, trademarks and trade dress designs supplied by it pursuant to this Agreement comply in all material respects with all applicable laws and regulations and do not violate or infringe upon the proprietary rights of any person or entity.

7.   Proprietary Rights.
     ------------------

     7.1  General.   The Parties hereto acknowledge that (a) other than as
          -------
otherwise expressly provided in subsection (b), Proton will own all intellectual property rights in and to the Technology, the Systems and the design of the Systems, including, without limitation, all know-how, trade secrets, inventions, discoveries, improvements, patent rights and other proprietary rights therein in their entirety, and (b) Matheson will own the commercial names, trademarks and trade dress of the Systems as developed by Matheson (excluding the Proton name, logo and any Proton trademark, which shall remain the sole and exclusive property of Proton).

     7.2  Intellectual Property Protection.   In the event that either Party
          --------------------------------
determines to apply for patent, trademark or other protection as to its intellectual property resulting from or relating to this Agreement, the other Party agrees to use reasonable efforts to cooperate with the other Party in connection therewith. Each Party shall give the other Party all reasonable assistance in obtaining such proprietary rights protection and in preparing and prosecuting any patent, copyright or other filing or application made by the other Party, and shall cause to be executed assignments and all other instruments and documents as the other Party may consider necessary or appropriate to carry out the intent of this section.

     7.3  Return of Materials.  Upon expiration or termination of this
          -------------------
Agreement, each Party shall promptly return all materials provided by the other Party and any copies thereof that contain or are related to the other Party's intellectual property

     7.4  Infringement Claims.
          -------------------

          a.   Generally.  Each Party shall notify the other upon learning of
               ----------
any potential or actual infringement or misappropriation by any third party of any patent, copyright or other proprietary right that forms part of the technology applicable to the design, development, manufacture or commercialization of the Systems, and shall provide each other with any available evidence in their possession of such infringement or misappropriation. The Parties may, upon mutual agreement, jointly pursue an action relating to the foregoing, and in such case shall jointly take all reasonable steps necessary to enjoin and prevent such infringement or misappropriation including the institution and maintenance of legal or equitable proceedings, and shall promptly execute all papers and perform such other acts as may be reasonably required to join in any such suit, action or proceeding; provided, however, that
                                                         --------  -------
a Party may, at its option, be
represented by counsel of its choice. In the event that the Parties do not agree to pursue such action jointly, each Party shall provide all reasonable non-monetary cooperation, assistance and information requested by the other Party in support of such action, at the expense of the requesting Party. Any amount recovered by a Party individually pursuing such suit, action or proceeding shall inure solely to the benefit of such Party.

          b.   Third Party Infringement Claims. Each Party agrees to promptly
               -------------------------------
notify the other Party upon becoming aware of any suit, action or proceeding brought against it by any third party which is based on a claim that the Systems infringe any patent, copyright or other proprietary right. The Parties may, upon mutual agreement, cooperate in the defense against such suit, action or proceeding, and in such case shall promptly execute all papers and perform such other acts as may be reasonably required to join in such defense. In the event the Parties do not agree to pursue the defense of such claim jointly, each Party shall provide all reasonable non-monetary cooperation, assistance and information requested by the other Party in support thereof, at the expense of the requesting Party.

8.   Representations and Warranties.   Each Party hereto represents and
     ------------------------------
warrants that (a) all corporate or other action on its part necessary for the authorization, execution, delivery, and performance of all its obligations under this Agreement has been taken; (b) this Agreement constitutes a valid and legally binding obligation of such Party, legally enforceable against such Party in accordance with its terms; and (c) the execution, delivery and performance of this Agreement by such Party will not result in any violation of, be in conflict with, or constitute a default under any terms or provisions of (i) its organizational documents; (ii) any judgment, decree or order to which it is a Party; (iii) any agreement, contract, understanding, indenture or other instrument to which it is a Party; or (iv) any statute, rule or governmental regulation applicable to such Party.

9.   Warranty and Indemnification.
     ----------------------------

     9.1  Limited Warranty.  Proton warrants that the Systems sold and purchased
          ----------------
hereunder shall conform in all material respects to the Specifications for one
(1) year from the date of Matheson's delivery of the Systems to its customers, so long as Matheson has delivered the applicable Systems to such customer within three (3) months of delivery by Proton to Matheson thereof (the foregoing, the "Warranty Period"). Matheson's exclusive remedy in the event that any System does not conform to the foregoing warranty shall be repair or replacement, at Proton's sole option, of the subject System. The foregoing warranty shall be conditioned upon and subject to the end-user installing and maintaining the Systems in accordance with all applicable manufacturer instructions and recommendations, and shall not be applicable to any System that has been damaged, misused, abused, altered, improperly installed or used in a manner contrary to manufacturer instructions or recommendations. PROTON MAKES NO

REPRESENTATION OR WARRANTY WITH RESPECT TO THE SYSTEMS OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS SECTION. THE WARRANTIES STATED IN THIS SECTION ARE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS OR BENEFITS, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUPPLY OF SYSTEMS OR SERVICES, INCLUDING REPAIRS, HEREUNDER. PROTON'S TOTAL LIABILITY (WHETHER IN CONTRACT, TORT, PRODUCT LIABILITY OR OTHERWISE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, EXCEED (1) IN THE CASE OF PRODUCTS LIABILITY CLAIMS, THE AMOUNT OF PROTON'S INSURANCE COVERAGE FOR SUCH CLAIMS, OR
(2) IN THE CASE OF ANY OTHER CLAIM OF ANY NATURE WHATSOEVER, THE AGGREGATE AMOUNT PAID TO PROTON HEREUNDER.

     9.2  Indemnification
          ---------------

          9.2.1     Proton. Except as otherwise provided in this Agreement and
                    ------
subject to the provisions of Section 9.1 hereof, Proton agrees to defend, indemnify and hold Matheson, Matheson's affiliates and their employees and agents, harmless from and against (a) all claims, demands, actions, lawsuits, losses, damages, costs or expenses (including reasonable attorneys' fees) (any of the foregoing, "Losses") arising out of, or in connection with, or resulting from (i) the breach by Proton of its obligations under this Agreement, or (ii) Proton's actions relating to the manufacture or supply by Proton of Systems hereunder; and (b) all Losses relating to product liability claims arising out of, or in connection with, or resulting from defects in the Systems or the manufacture and supply by Proton of Systems, so long as any such Losses referred to in this clause (b) do not arise due to acts or omissions of Matheson, including any modifications made by Matheson to the Systems. Except as expressly provided herein, Proton shall not be liable to Matheson for damage to property or injury to persons resulting from any action or failure to act by Matheson or its employees and agents.

          9.2.2     Matheson. Matheson agrees to defend, indemnify and hold
                    --------
Proton, Proton's affiliates and their employees and agents, harmless from and against all claims, demands, actions, lawsuits, losses, damages, costs or expenses (including reasonable attorneys' fees) arising out of, or in connection with, or resulting from (a) the breach by Matheson of its obligations under this Agreement, or (b) Matheson's actions relating to the supply of packaging for or purchase, shipment, distribution, sale or use of the Systems or the provision of non-warranty repairs or technical support pursuant to Section 9.4 below.

          9.2.3     Procedure. A Party or any of its affiliates or their
                    ---------
employees or agents (the "Indemnitee") that intends to claim indemnification under this Agreement shall promptly notify in writing the other Party (the "Indemnitor") of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor may assume the defense thereof with counsel selected by Indemnitor and reasonably satisfactory to the Indemnitee, provided, however, that an Indemnitee
                                           --------  -------
shall have the right to retain its own counsel with fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interest between such Indemnitee and any other Party represented by such counsel in such proceeding. The indemnity agreement provided for in this Section 9 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement of any loss, claim, damage, liability or action if such settlement is effected, without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver notice to the Indemnitor within reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnitee under this
Section 9, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to the Indemnitee otherwise than under this Section 9. The Indemnitee under this Section 9, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification.

     9.3  Warranty Procedures. All Systems returned to Matheson for warranty
          -------------------
repairs during the Warranty Period shall be inspected by Matheson to verify the warranty claim, and upon verification of the warranty claim by Matheson returned to Proton, F.O.B. Proton's Plant, for warranty service. Subject to the provisions of Proton's product warranty set forth in Section 9.1, all Systems returned to Proton by Matheson with valid warranty claims shall be repaired or replaced (at Proton's sole option and expense) by Proton, and the repaired or replaced System shall be returned to Matheson F.O.B. Matheson's plant in Montgomeryville, PA.

     9.4  Non-Warranty Repairs and Technical Support. Matheson will operate a
          -------------------------------------------
System repair facility for Systems returned after the expiration of the foregoing Warranty Period or which are otherwise not eligible for warranty service. Proton will make parts available for sale to Matheson for all repairs. Proton shall provide up to one day per year of training for Matheson repair personnel, at Matheson's location, so that Matheson can perform such repairs. Matheson will operate an end-user support mechanism to support technical inquiries by end-users into operating instructions and to diagnose and solve operating difficulties by telephone. Proton shall make available to Matheson backup technical support from time to time to the extent reasonably required by Matheson to perform its end user support function described in the preceding sentence.

10.  Confidentiality.
     ---------------

     10.1 Mutual.  During the term of this Agreement, it is contemplated
          -------
that each Party may receive Proprietary Information from the other Party. Accordingly, each Party will treat and safeguard Proprietary Information of the other Party with the same standard of care (but at least a reasonable standard of care) that it employs for its own Proprietary Information and shall not, without the prior written approval of the other Party, (a) disclose any Proprietary Information to a third party, (b) use Proprietary Information in any way for the benefit of any third parties (other than use that is consistent with the terms of this Agreement) and/or (c) use Proprietary Information in any way other than to perform under this Agreement. Each Party will limit access to Proprietary Information to only those employees who have a need to know such Proprietary Information.

     10.2 General.  Each Party acknowledges and agrees that all manuals,
          --------
drawings, blueprints, letters, notes, notebooks, reports, books, procedures, forms, documents, records, papers or copies thereof pertaining to the business of the other Party are and will be deemed to be Proprietary Information hereunder and the exclusive property of such Party, and as such, each Party hereby agrees to surrender to the other, upon written request, all such information and copies thereof including related papers, documents and electronic media. Although this Section shall cover information learned or received by a Party until the effective date of termination of this Agreement, all duties of confidentiality and non-use shall extend until five (5) years after the effective date of termination. Each Party hereby acknowledges and agrees that the breach of any obligations under this Section cannot readily or adequately be compensated, and will cause the other Party irreparable injury. Each Party will, therefore, be entitled to injunctive and other equitable relief to prevent or enjoin any violation of this Section by the other Party, in addition to all other rights or remedies available at law or in equity.

11.  Term and Termination.
     --------------------

     11.1 Term.  Unless earlier terminated in accordance with Section 11.2 or
          ----
Section 4.1.2, the initial term of this Agreement shall commence on the date hereof and shall terminate (a) so long as Proton owns or controls no United States patent that would be infringed by the manufacture, use or sale of a System at the end of fifteen (15) years following the effective date of this Agreement, on the fifteen (15) year anniversary of this Agreement, and (b) if Proton owns or controls any United States patent(s) that would be infringed by the manufacture, use or sale of a System at the end of fifteen (15) years following the effective date of this Agreement, on the expiration or abandonment of all Proton patents that would be infringed by the manufacture, use or sale of a System. The term shall be automatically renewed for successive one (1) year terms unless at least one hundred and twenty (120) days prior to the end of the initial term or any renewal term either Party notifies the other in writing that it wishes to terminate the Agreement.

     11.2 Early Termination.  Proton may terminate this Agreement if Matheson
          -----------------
defaults in any payment due to Proton and such default continues unremedied for a period of ten (10) days after written notice thereof to Matheson. Either Party may terminate this Agreement if the other Party: (a) makes a material misrepresentation, or fails to perform any material obligation, warranty, duty or responsibility, or is in default with respect to any material term or condition undertaken by it under this Agreement and such failure or default continues unremedied for a period of thirty (30) days after notification in writing by the terminating Party; or (b) enters into Bankruptcy.

     11.3 Survival.  Upon termination of this Agreement in accordance with this
          --------
Section 11, the provisions of Sections 4 (as to payments owing in respect of periods prior to such termination), 7, 8, 9, 10, 11.3, 11.4, 12 and 13 of this Agreement shall survive in accordance with their terms.

     11.4 Actions Upon Termination.  Upon termination of this Agreement for any
          ------------------------
reason, Matheson shall purchase all of Proton's then existing inventory of the Systems at the purchase price for such Systems then in effect pursuant to
Section 4 hereof, and shall have the right to continue to distribute and sell the Systems until its inventory of Systems purchased from Proton is exhausted. Other than as provided herein, the termination of this Agreement for any reason shall be without prejudice to any rights, liabilities or obligations which have arisen or accrued prior to such termination. The termination of this Agreement for any reason shall automatically accelerate the due date of all invoices for all Systems, and all such invoices shall be and become immediately due and payable.

12.  Dispute Resolution.  In the event of a dispute between the Parties
     ------------------
regarding the performances of either Party under this Agreement, the Parties will use their good faith efforts to resolve such dispute. If, after twenty (20) days, the Parties are unable to reach agreement despite their good faith efforts to do so, either Party may submit the dispute to binding arbitration in Boston, Massachusetts. Any such arbitration will be conducted in accordance with the rules of the Commercial Arbitration Rules of the American Arbitration Association. Any such arbitration shall be conducted by a panel of three (3) arbitrators having expertise in the industry in which the Parties do business. The Parties shall each select one (1) arbitrator with such expertise, and the two arbitrators so selected shall select the third arbitrator. Any such arbitration shall be conducted in the English language. The decision of the arbitrators shall be final and binding upon the Parties and, to the fullest extent permitted by law, may be confirmed in a court of competent jurisdiction.

13.  Miscellaneous.
     -------------

     13.1      Governing Law.  This Agreement shall be governed by and construed
                ------------
and enforced in accordance with the internal laws of the State of Connecticut without regard to principles of conflicts of laws that would require the application of the laws of another jurisdiction.

     13.2      Notices.  All notices and other communications hereunder and all
               -------
legal process in regard hereto shall be validly given, made or served if in writing, (a) on the date delivered, if delivered personally (by courier service or otherwise) or via facsimile with a copy sent by registered mail, (b) three
(3) business days after the date sent, if sent by internationally recognized overnight courier service, or (c) five (5) days after the date sent, if mailed by first-class registered mail, postage-prepaid and return receipt requested, to the address of the Party to receive such notice or other communication set forth below, or at such other address as a Party may from time to time advise the other Party pursuant to this Section:

          If to Matheson:     Matheson Tri-Gas, Inc.
                              166 Keystone Drive
                              Montgomeryville, PA  18936
                              Attention:  Kim Jolley-Souders,
                              Equipment Product Manager
                              Phone:  (215) 648-4024
                              Facsimile:  (215) 641-0656

               with a copy to:
                              Kelley Drye & Warren LLP
                              101 Park Avenue
                              New York, NY  10178
                              Attention:  Richard Lury, Esq.
                              Phone:  (212) 808-7800
                              Facsimile:  (212) 808-7897

          If to Proton:       Proton Energy Systems, Inc.
                              50 Inwood Road
                              Rocky Hill, CT  06067
                              Attention:  Walter W. Schroeder, President
                              Phone:   860-571-6533
                              Facsimile:   860-571-6505

               with a copy to:
                              Duane, Morris & Heckscher LLP
                              One International Place, 14/th/ Floor
                              Boston, MA  02110

                              Attention:  Dana C. Blakslee, Esq.
                              Phone:  617-598-3100
                              Facsimile:  617-598-3101

     13.3      Entire Agreement.  This Agreement (including all attachments
               ----------------
hereto) is the entire agreement between the Parties and supersedes all prior agreements, written or oral, and all past dealings with respect to the subject matter of this Agreement.

     13.4      Waivers and Amendments.  This Agreement may be amended, modified,
               ----------------------
superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties, or, in the case of a waiver, by the Party waiving compliance. No Purchase Order submitted hereunder shall be deemed to modify, amend or supplement the provisions of this Agreement unless such Purchase Order is signed by an authorized representative of both Parties and specifically references this Agreement and the Sections hereof being amended. No delay on the part of either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which either Party may otherwise have at law or in equity. The rights and remedies of either Party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the Parties) as to which there is no inaccuracy or breach.

     13.5      Independent Contractor .  The relationship of the Parties hereto
               -----------------------
for the term of this Agreement shall be that of independent contractors. Neither Proton nor Matheson will have, nor will either represent that it has, any power, right or authority to bind the other or any of its affiliates, or to assume or create any obligation or responsibility, express or implied, on behalf of the other or in the other's name. Nothing in this Agreement shall be construed as constituting the Parties hereto as partners or as creating the relationships of employer/employee, franchisor/franchisee, or principal/agent between the Parties.

     13.6      Severability.  If any provision of this Agreement is held to be
               ------------
illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     13.7      Assignment.  This Agreement may not be assigned by either Party
               ----------
without the written consent of the other Party; provided, however, that either
                                                --------  -------
Party may, without the consent of the other Party, assign its rights and obligations hereunder to any successor by way of merger, consolidation or acquisition of all or substantially all of the assets of such Party so long as such successor shall agree to be bound by all of the terms and provisions hereof. Any purported assignment in violation of this Section shall be void and of no force or effect.

     13.8      Counterparts.  This Agreement may be executed in two (2) or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     13.9      Force Majeure.  No liability or loss of rights hereunder shall
               -------------
result to either Party from delay or failure in performance (other than payment) caused by a Force Majeure Act. The Party claiming the benefit of this provision shall give prompt notice to the other of the occurrence of a Force Majeure Act and shall keep the other Party advised generally concerning the progress of the Force Majeure Act, it being understood that neither Party shall be required to disclose any Proprietary Information in the course of advising the other hereunder. The settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty and the above requirements that any Force Majeure Act shall be remedied with all reasonable dispatch, shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Party when such course is inadvisable in the discretion of the Party having the difficulty.

     13.10     Headings.  The headings in this Agreement are for reference
               --------
purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     13.11     Third Party Beneficiaries. No third parties shall be entitled to
               -------------------------
the benefit of this Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


          MATHESON TRI-GAS, INC.


          By: /s/ Robert G. Mueller  11/12/99
             --------------------------------------------
             Name:   Robert G. Mueller
             Title:  Vice President, Marketing
                     Specialty Gas Division


          PROTON ENERGY SYSTEMS, INC.


          By: /s/ Walter W. Schroeder
             --------------------------------------------
             Name:   Walter W. Schroeder
             Title:  President & CEO

                                  Schedule 1
                                  ----------

                                Specifications
                                --------------



Attached 6 pages:

     .  H-GC Laboratory use Hydrogen Generator, 300 & 600 sccm rate
          Author: Larry Moulthrop
          Date: Oct 14, 1999
          Pages: 2
     .  H-GC Laboratory use Hydrogen Generator, 2000 sccm rate
          Author: Larry Moulthrop
          Date: Oct 14, 1999
          Pages: 2
     .  H-GC Laboratory use Hydrogen Generator, 80 sccm rate
          Author: Larry Moulthrop
          Date: Oct 14, 1999
          Pages: 2

*****CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.*****

                                  Schedule 2
                                  ----------


                                    Pricing
                                    -------

     Following are the initial prices, subject to potential increases as described in the Agreement to which this Schedule is attached or increases due to changes in the Specifications:


     Systems                             Selling Price per System
     -------                             ------------------------
     [*****]                             [*****]
     [*****]                             [*****]
     [*****]                             [*****]
     [*****]                             [*****]

                                      ii